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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-89434 and 333-88386 of Taser International, Inc. on Forms S-8 and S-3, respectively, of our report dated January 24, 2003, appearing in this Annual Report on Form 10-KSB of Taser International, Inc. for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP
/s/Deloitte & Touche LLP
------------------------
Phoenix, Arizona
March 14, 2003